UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2013

PEOPLESTRING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20301 Ventura Boulevard, Suite 126B
Woodland Hills, CA 91364
(Address of principal executive office)

(949) 743-3399
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 29, 2013, PeopleString Corporation (the “Company”), a Delaware corporation, entered into an Asset Purchase Agreement (the “Agreement”) with Michael Cook, Kyle Tracey and Vicki Tracey (collectively, “Seller”) whereby the Company acquired all of Seller’s right, title and interest to “HIVE Ceramics” a non-porous, 100% all natural, non-corrosive, chemically inert, medical and food grade line of ceramic vaporizers (the “Product”) in exchange for the issuance of thirty million (30,000,000) shares of the Company’s common stock to Seller due at closing of the Agreement.

Entry into the Agreement was approved by the Board of Directors (the “Board”) of the Company and by a majority of the Company’s shareholders by written consent effective December 24, 2013.

The foregoing description of the Agreement is qualified by reference to the complete terms of the Agreement, the form of which is included herewith as Exhibit 2.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 30, 2013, Kyle Tracey accepted appointment by the Board as Chief Executive Officer of the Company and Chairman of the Board.  Also effective December 30, 2013, Jerome Kaiser resigned as Chief Executive Officer of the Company.  Mr. Kaiser will remain with the Company as the Chief Financial Officer, Secretary and a member of the Board.

Mr. Tracey was the former president and co-founder of GrowLife, Inc. (OTCBB:PHOT) and was instrumental in the creation of the GrowLife brand and in establishing GrowLife as one of the leaders in the legal cannabis industry, having held the position during a period during which GrowLife revenues were simultaneously increased and diversified.

Prior to his position as president of GrowLife, Inc., Mr. Tracey served as president of GrowLife Productions, Inc. GrowLife Productions, Inc. is the entertainment and lifestyle hub of GrowLife, Inc. and is comprised of various live event promoters, marketers, and brand management experts. Mr. Tracey has a wide range of sales and marketing experience and served as Marketing Director and Business Development Manager of SG Technologies Corp. Mr. Tracey also has several years of experience working in the hydroponics industry developing and launching new products, selling and marketing branded horticulture equipment, and managing and producing live events. He has also worked closely with High Times magazine, Sony Pictures Classics, and live event and festival promoters Guerilla Union throughout his career, and for several years, provided large scale commercial staffing services for Aerotek. Mr. Tracey received a Bachelor of Arts in Business Management from the University of Rhode Island.

Mr. Tracey does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters.

Item9.01	Financial Statements and Exhibits

(d)           The following items are filed as exhibits to this report:

2.1	Asset Purchase Agreement, dated December 29, 2013, by and among PeopleString Corporation, Michael Cook, Kyle Tracey and Vicki Tracey.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLESTRING CORPORATION

Dated: January 3, 2014	By:	/s/ Jerome Kaiser
Jerome Kaiser
Duly Authorized Officer, Chief Financial Officer

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